Exhibit 10.2

Standard Award Document

THE TJX COMPANIES, INC.

FORM OF NON-QUALIFIED STOCK OPTION TERMS AND CONDITIONS

GRANTED UNDER THE COMPANY’S STOCK INCENTIVE PLAN

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These terms and conditions (“Terms and Conditions”) apply to your non-qualified stock option to purchase shares of Common Stock, $1.00 par value, of The TJX Companies, Inc. (the “Company”) granted to you (“you” or “optionee”) under the Company’s Stock Incentive Plan (as supplemented by any applicable sub-plan, the “Plan”). Capitalized terms that are used and that are not defined herein will have the meanings given to them in the Plan. Your option is subject to the terms and conditions of the Plan, the provisions of which, as from time to time amended, are incorporated into these Terms and Conditions. By accepting your option, you agree to these Terms and Conditions, including without limitation any applicable country-specific terms and conditions in the attached Addendum.

Please note that the local laws applicable to your option may change from time to time. You are advised to seek your own professional legal, tax, and financial advice in connection with this option grant and your acceptance of it. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendation regarding your acceptance or exercise of this grant or the sale of shares received under the Plan.

The number of shares of Company stock subject to this option, the option price, and other important information has been made available to you through the Plan’s recordkeeping system. For any questions about the Plan’s recordkeeping system, please contact TJX Total Rewards at .

1.	Date of Grant:

2.	Expiration Date:

3.	Exercise of Option:

This option may be exercised to the extent it has become exercisable at any time prior to the Expiration Date, subject to these Terms and Conditions. The option price may be payable as specified by the Company in its discretion in accordance with Section 6(c) of the Plan or any successor provision.

4.	Termination of Employment: In the event of the termination of employment of the optionee, this option may thereafter be exercised during the following applicable period (or until the Expiration Date, if earlier) but only to the extent it was exercisable at the time of such termination (except as otherwise indicated below):

Reason for Termination	Subsequent Maximum Period for Exercise

5.	Partial Acceleration of Exercisability Upon Death and Disability: Subject to Paragraph 4 above, in the event of the termination of employment of the optionee due to the death or Disability of the optionee, this option shall be exercisable as to the number of shares for which it could have been exercised immediately prior to such termination or, if greater, (i) the total number of shares subject to this option multiplied by a fraction the numerator of which shall be the number of days between the grant of this option and such termination and the denominator of which shall be the number of days between the grant of this option and the date upon which this option, by its terms, would have become fully exercisable, minus (ii) the number of shares, if any, previously purchased under this option; provided, however, that no shares may be purchased under this option in the event that such termination occurs within three months after the grant of this option.

6.	Change of Control: Upon the occurrence of a Change of Control occurring while this option is outstanding, the provisions of this Paragraph 6 shall apply notwithstanding any other provision of this option to the contrary.

(a) Rollover of option; qualifying termination following a Change of Control. The Committee in its discretion may, but shall not be required to, provide in connection with the Change of Control that the surviving or acquiring entity or an affiliate thereof either continue or assume this stock option or grant another stock option in replacement thereof (any such continued, assumed or replacement option, a “rollover option”) on such terms and conditions as the Committee considers appropriate in the circumstances to reflect the transaction, having in mind the requirements for exemption under Section 409A of the Code and the regulations thereunder; provided, that the terms of any rollover option shall provide for accelerated vesting of any unvested portion of the rollover option upon the qualifying termination of the optionee’s employment occurring upon or within twenty-four months following the Change of Control. For purposes of this subparagraph 6(a), “qualifying termination” shall mean an involuntary termination (other than for Cause) of the optionee’s employment with the Company and its Subsidiaries. If immediately prior to the Change of Control the optionee is party to an employment, severance or similar agreement with the Company or a Subsidiary, or is eligible to participate in a Company plan, in each case that has been approved by the Committee and that provides for severance or similar benefits upon a voluntary termination for “good reason” in connection with a change of control of the Company, a “qualifying termination” for purposes of this subparagraph 6(a) shall also include a voluntary termination for “good reason” as defined in the applicable agreement or plan.

(b) Cash out of option. The Committee in its discretion may, but shall not be required to, provide for a cash out of this option in connection with the Change of Control in lieu of providing for a rollover option pursuant to subparagraph 6(a) above. For purposes of this subparagraph 6(b), a “cash out” shall mean a payment in cash or property in exchange for this option in an amount equal to the aggregate fair market value as determined by the Committee of the shares of Common Stock subject to this option less the aggregate Option Price (provided that, in the event that the per-share Option Price of this option is equal to or greater than the fair market value of a share of Common Stock as so determined, the Committee may provide for the automatic cancellation of this option for no consideration), subject in the case of any cash out to such hold-backs or other transaction-related adjustments, and on such other terms and conditions, as the Committee may determine having in mind the requirements for exemption under Section 409A of the Code and the regulations thereunder.

(c) Acceleration of exercisability if option is not rolled over or cashed out. If the Committee does not provide for a rollover option as described in subparagraph 6(a) above or for a cash out as provided in subparagraph 6(b) above, this option, to the extent outstanding and not otherwise vested, shall automatically become fully vested and exercisable immediately prior to the consummation of the Change of Control or at such earlier time, if any, as the Committee may determine.

This option (whether or not then vested, including after giving effect to any accelerated vesting pursuant to this Paragraph 6 or otherwise) shall terminate upon consummation of the Change of Control unless assumed or continued pursuant to subparagraph 6(a) above. All references to the Committee in this Paragraph 6 shall be construed to refer to the Committee as constituted and acting prior to consummation of the Change of Control. For the avoidance of doubt, no Committee action permitted by this Paragraph 6 will be treated as an action requiring the optionee’s consent under Section 10 of the Plan, and the provisions of Paragraph 9 below shall apply to any cash out or other settlement pursuant to this Paragraph 6. This Paragraph 6 shall be subject to the terms of any applicable sub-plan.

7.	Automatic Settlement in Certain Circumstances: To the extent any portion of this option is otherwise exercisable but remains unexercised at the close of business on the Expiration Date (or on the date of the earlier expiration of the period for exercising such portion of the option following a termination of employment), and if on such date the Fair Market Value of the shares subject to such exercisable but unexercised portion of this option exceeds the aggregate consideration that would have been required to be paid to purchase such shares had such portion of this option been exercised, the optionee will automatically be paid, in cancellation of such portion of the option, an amount of Company Stock having a Fair Market Value equal to such excess, if any. This Paragraph 7 is subject to the terms of any applicable sub-plan. The optionee hereby acknowledges that tax and other legal requirements must be met prior to any settlement of options under this Paragraph 7 and hereby consents to any tax or other consequences that may arise in connection with this Paragraph 7.

8.	Limited Transferability: This option may not be transferred by the optionee other than by will or by the laws of descent and distribution, and is exercisable during the optionee’s lifetime only by the optionee.

9.	Withholding: No shares or cash will be delivered or paid pursuant to the exercise or settlement of this option unless and until the person holding the option has paid to the Company, or has made arrangements satisfactory to the Company regarding payment of, any taxes, social contributions or other applicable amounts that are required to be withheld or that otherwise may be due (as determined by the Company in its sole discretion) as a consequence of such exercise or settlement or other taxable event in relation to this option. The optionee consents to any withholding that the Company may deem necessary or appropriate of such amounts, including from payroll, as the Company may determine, and the payment of any such amounts to the relevant tax or other authorities by the Company or Subsidiary. The optionee understands that any individual tax, social contribution, or other liability that may arise in relation to this option is solely the optionee’s (and not the Company’s or Subsidiary’s) responsibility and that such liability may exceed any amounts withheld. The optionee further understands that the optionee is solely responsible for filing any relevant documentation (including, without limitation, tax returns or reporting statements) that may be required in relation to this option (including, without limitation, any such documentation related to the holding of shares or any bank or brokerage account, the subsequent sale of shares, or the receipt of any dividends). The optionee further acknowledges that the Company does not commit to and is under no obligation to structure the terms or any aspect of the option to reduce or eliminate the optionee’s liability for taxes or other amounts due or to achieve any particular tax result. The optionee also understands that varying share or option valuation methods may apply for purposes of tax calculations and reporting, and the Company assumes no liability in relation thereto.

10.	Data Privacy: In order to perform its obligations under the Plan or for the implementation and administration of the Plan, the Company may collect, transfer, use, process, or hold certain personal data about the optionee. Such data includes, but is not limited to, the optionee’s name, nationality, citizenship, work authorization, date of birth, age, government or tax identification number, passport number, brokerage account information, address, compensation and equity award history, and beneficiaries’ contact information. By accepting this grant, the optionee explicitly consents to the collection, transfer (including to third parties in the optionee’s home country, or the United States or other countries, such as but not limited to human resources personnel, the Company’s legal and/or tax advisors, and brokerage administrators), use, processing, holding, electronically or otherwise, of his/her personal data in connection with this or any other equity award. Refusal or withdrawal of consent may affect the optionee’s ability to participate in the Plan or to realize benefits from the option. At all times the Company shall maintain the confidentiality of the optionee’s personal data, except to the extent the Company is required to provide such information to governmental agencies or other parties; any such actions will be undertaken by the Company only in accordance with applicable law.

11.	Mode of Communications: By accepting this option, the optionee agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or Subsidiary may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications, and to participate in the Plan through an online system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system. To the extent the optionee has been provided with a copy of these Terms and Conditions, the Plan, or any other documents relating to this grant in a language other than English, the English language document will prevail in case of any ambiguity or divergence resulting from the translation of such documents.

12.	Foreign Exchange Restrictions: The optionee understands and agrees that neither the Company nor any Subsidiary is responsible or liable for (i) any foreign exchange fluctuation between the optionee’s local currency (if applicable) and the United States Dollar (or the selection by the Company or Subsidiary of any applicable foreign exchange rate it may determine in its discretion to be appropriate) that may affect the value of this option or the calculated income, taxes or other amounts thereunder, or any related taxes or other amounts, or (ii) any decrease in the value of Stock or this option. The optionee understands and agrees that any cross-border remittance made to exercise this option or transfer proceeds received upon the sale of Stock must be made through a locally authorized financial institution or registered foreign exchange agency and that the optionee will be solely responsible for satisfying any requirements to provide such entity with certain information regarding the transaction.

13.	No Employment Rights or Other Entitlements: The optionee agrees that any awards under the Plan, including this option and these Terms and Conditions, do not confer upon the optionee any right to continued employment with the Company or a Subsidiary, nor do they interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the optionee at any time. Nothing contained in these Terms and Conditions shall be deemed to constitute or create a contract of employment, nor shall these Terms and Conditions constitute or create the right to remain associated with or in the employ of the Company or a Subsidiary for any particular period of time. Furthermore, this grant is made solely at the discretion of the Company, and these Terms and Conditions, the Plan, and any other Plan documents (i) are not part of the optionee’s employment contract, if any, and (ii) do not guarantee either the optionee’s right to receive any future grants under the Plan or the inclusion of the value of any grants in the calculation of severance payments, if any, upon termination of employment.

14.	Compliance with Law: Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Stock pursuant to this option, at any time, if the offering of the Stock covered by this option, or the exercise of this option by the optionee, violates or is not in compliance with any laws, rules or regulations of the United States or any state or country. Furthermore, the optionee understands that, to the extent applicable, the laws of the country in which he/she is working at the time of grant, vesting, and/or exercise of this option (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this option or may subject the optionee to additional procedural or regulatory requirements he/she is solely responsible for and will have to independently fulfill in relation to this option, and that sales of Stock may be subject to restrictions under United States federal securities laws, and the laws, rules or regulations of any other relevant federal, state or local jurisdiction, and under Company policies including insider trading policies and procedures. Summaries of potentially applicable legal restrictions and requirements furnished in connection with the Plan, including in the Addendum attached hereto and in the Prospectus for the Plan and the stock option program thereunder, are not intended to be exhaustive, and the optionee acknowledges that other rules may apply. The Company reserves the right to impose other requirements on optionee’s participation in the Plan, stock option awards thereunder, and any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

15.	Governing Law and Forum: The optionee acknowledges that the Plan is administered in the United States and these Terms and Conditions shall be governed by and interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to its or any other jurisdiction’s conflicts of laws provisions. For purposes of resolving any dispute that may arise directly or indirectly from these Terms and Conditions, the parties hereby submit and consent to the exclusive jurisdiction of the Commonwealth of Massachusetts in the United States and agree that any litigation shall be conducted only in the United States District Court for the District of Massachusetts or a court of the Commonwealth of Massachusetts.

16.	Other Terms: The provisions of these Terms and Conditions are severable, and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. To the extent applicable, the country-specific terms and conditions in the attached Addendum shall apply to this option.